                                                                    EXHIBIT 10.2



                                CORE LABORATORIES
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                                       FOR
                                 MONTY L. DAVIS















                         EFFECTIVE DATE: JANUARY 1, 1999

                                CORE LABORATORIES
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


         THIS SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN and deferred compensation agreement is made and entered into by and between Core Laboratories N.V. (the "Company") and Monty L. Davis ("Executive").

                                   WITNESSETH:

         WHEREAS, Executive is currently employed as Chief Operating Officer and Senior Vice President by one or more members of the Company Group (as such term is hereinafter defined); and

         WHEREAS, the services of Executive as an employee of the Company Group have been substantial and meritorious; and

         WHEREAS, the Company desires to recognize the value to the Company of past and present services of Executive and to reward Executive for his contributions to the success and growth of the Company and to encourage Executive to remain in the employment of the Company Group through the use of additional but deferred compensation;

         NOW, THEREFORE, the Company hereby adopts this CORE LABORATORIES SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (the "Plan"), effective as of January 1, 1999, and the Company and Executive agree as follows:

                                       I.
                                   DEFINITIONS

         1.1 DEFINITIONS. Where the following words and phrases appear in the Plan, they shall have the meanings set forth below, unless their context clearly indicates to the contrary.

         (1) ANNIVERSARY DATE: Each anniversary of Executive's Retirement Date.

         (2) BOARD: The Board of Supervisory Directors of the Company.

(3) CAUSE: A determination by the Committee that "cause" (as such term is defined in Executive's employment agreement, if any, with a member of the Company Group) exists for the termination of the employment relationship; provided, however, that if Executive does not have such an employment agreement, or Executive's employment agreement does not define the term "cause," then "Cause" shall mean a determination by the Committee that Executive (i) has engaged in gross negligence or willful misconduct in the performance of his duties with respect to the Company Group, (ii) has been convicted of a felony or a misdemeanor involving moral turpitude (which, through lapse of time or otherwise, is not subject to appeal), (iii) has willfully refused without proper legal reason to perform his duties and responsibilities to the Company Group faithfully and to the best of his abilities, (iv) has materially breached any material provision of a written employment agreement or corporate policy or code of conduct established by any member of the Company Group, or (v) has willfully engaged in conduct that he knows or should know is materially injurious to the Company Group; and provided, further, that, for purposes of clause (iv) of the preceding proviso, a material breach of a material provision of a written employment agreement or corporate policy or code of conduct shall include, but not be limited to, any breach that results in termination of Executive's employment.

(4) CHANGE IN CONTROL: The purchase or other acquisition by any person, entity, or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of more than twenty percent (20%) of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than eighty percent (80%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, or consolidated Company's then outstanding securities, or a liquidation or dissolution of the Company, or of the sale of all or substantially all of the Company's assets.

(5)      CODE: The Internal Revenue Code of 1986, as amended.

(6)      COMPANY: Core Laboratories N.V.

(7) COMPANY GROUP: The Company and any subsidiary or affiliate of the Company designated from time to time by the Committee in its discretion. As of the Effective Date, the Company Group shall consist solely of the Company and Core Laboratories, Inc.

(8)      COMMITTEE: The Compensation Committee of the Board.

(9) COMPENSATION: For each Plan Year, the total of all amounts paid by the Company Group to or for the benefit of Executive for services rendered or labor performed for the Company Group while Executive is an employee of the Company Group, to the extent such amounts are required to be reported on Executive's federal income tax withholding statement (Form W-2 or its subsequent equivalent), but adjusted to include (i) elective deferrals under Code sections 125 and 402(e)(3) and (ii) deferrals by the Executive under a non-qualified deferred compensation plan maintained by the Company Group.

(10)     DATE OF HIRE: April 1, 1998.

(11) DEATH BENEFIT: A benefit calculated under Section 3.2 and paid in accordance with Article III.





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(12)     DESIGNATED BENEFICIARY: Executive's beneficiary or beneficiaries determined in accordance with Section 8.1.

(13)     EFFECTIVE DATE:  January 1, 1999.

(14)     EXECUTIVE: Monty L. Davis.

(15) FINAL AVERAGE PAY: The average of Executive's annual Compensation for the five consecutive Plan Years (or, if shorter, all consecutive Plan Years) immediately preceding the Plan Year in which occurs the earlier of (i) the termination of Executive's employment with the Company Group or (ii) the death of Executive; provided, however, that in the event of a Change in Control prior to the termination of Executive's employment with the Company Group, "Final Average Pay" shall be the greater of (i) the average of Executive's annual Compensation for the five consecutive Plan Years (or, if shorter, all consecutive Plan Years) immediately preceding the Plan Year in which occurs the Change in Control or (ii) the average of Executive's annual Compensation for the five consecutive Plan Years (or, if shorter, all consecutive Plan Years) immediately preceding the Plan Year in which occurs the earlier of (1) the termination of Executive's employment with the Company Group or (2) the death of Executive.

(16) INSOLVENT: The Company either (i) is unable to pay its debts as they become due or (ii) is subject to a pending proceeding as a debtor under the United States Bankruptcy Code (or any successor federal statute).

(17)     PLAN: This Core Laboratories Supplemental Executive Retirement Plan.

(18) PLAN YEAR: The twelve-consecutive month period commencing January 1 of each year.

(19) RETIREMENT BENEFIT: A benefit calculated under Section 2.2 and paid in accordance with Article II.

(20) RETIREMENT DATE: The later of (i) the first date after the Effective Date on which Executive is no longer employed by the Company Group or any affiliate of the Company Group or (ii) the date Executive attains the age of sixty-five.

(21)     TRUST: The trust, if any, established under the Trust Agreement.

(22) TRUST AGREEMENT: The agreement, if any, entered into between the Company and the Trustee pursuant to Section 6.2.

(23) TRUSTEE: An independent third party that may be granted corporate trustee powers under state law and which has been appointed by the Board to be the trustee qualified and acting under the Trust Agreement at any time.

(24) VESTED INTEREST: The percentage of Executive's Plan benefit, which is vested and nonforfeitable, as determined under Article IV.




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

(25) YEARS OF ACCRUAL SERVICE: The total of all completed months of Executive's employment with (i) the Company Group commencing on his Date of Hire and (ii) Dresser Industries, Inc. and Western Atlas, Inc. for periods prior to his Date of Hire (which totals 193 months prior to his Date of Hire), and ending (1) for purposes of calculating Executive's Retirement Benefit, on the first date after the Effective Date on which Executive is not employed by the Company Group and (2) for purposes of calculating Executive's Death Benefit, on the date of Executive's death, in either case divided by twelve.

(26) YEARS OF VESTING SERVICE: The total of all completed months of Executive's employment with the Company Group commencing on the Effective Date, and ending on the earlier of (i) the first date after the Effective Date on which Executive is not employed by the Company Group or (ii) the date of Executive's death, in either case divided by twelve.

         1.2 NUMBER AND GENDER. Whenever appropriate herein, words used in the singular shall be considered to include the plural, and words used in the plural shall be considered to include the singular. The masculine gender, where appearing herein, shall be deemed to include the feminine gender.

         1.3 HEADINGS. The headings of Articles and Sections herein are included solely for convenience, and, if there is any conflict between such headings and the text of this Plan, the text shall control.

                                       II.
                               RETIREMENT BENEFIT

         2.1 ENTITLEMENT TO RETIREMENT BENEFIT. Executive shall be entitled to receive a Retirement Benefit, calculated in accordance with Section 2.2, upon his Retirement Date.

         2.2 RETIREMENT BENEFIT. Executive's "Retirement Benefit" shall be an annual payment equal to his Vested Interest in 2% of Executive's Final Average Pay, multiplied by Executive's Years of Accrual Service (not to exceed 25 years); provided, however, that if an event occurs that results in Executive obtaining a 100% Vested Interest pursuant to Section 4.3, then Executive's Retirement Benefit shall be no less than an annual payment equal to his Vested Interest in $150,000.

         2.3 COMMENCEMENT AND DURATION OF RETIREMENT BENEFIT PAYMENTS. Executive's Retirement Benefit shall be paid to Executive once each calendar year during his lifetime. The first such annual payment shall be paid to Executive as soon as administratively practicable after Executive's Retirement Date, and each subsequent annual payment shall be paid as soon as administratively practicable after each Anniversary Date thereafter until the date of Executive's death. Except as provided in Section 2.4, all payments of Executive's Retirement Benefit shall cease upon the death of Executive.

         2.4 DEATH ON OR AFTER RETIREMENT DATE. If Executive dies on or after his Retirement Date and prior to receiving fifteen annual installment payments of his Retirement Benefit, then no




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

Death Benefit shall be payable, but Executive's Retirement Benefit shall be paid, or continue to be paid, to Executive's Designated Beneficiary in annual installments at the same time and in the same amount as such Retirement Benefit would have been paid to Executive had Executive's death not occurred, and such Retirement Benefit installments shall continue through the Anniversary Date upon which Executive would have received the fifteenth Retirement Benefit installment. In the event of the death of a Designated Beneficiary prior to the payment of the fifteenth Retirement Benefit installment, such Designated Beneficiary's share of any remaining installments of Executive's Retirement Benefit shall be paid to such Designated Beneficiary's estate at the same time, in the same amount, and for the same period of time such Retirement Benefit would have been paid to such Designated Beneficiary had his or her death not occurred. All payments of deceased Executive's Retirement Benefit pursuant to this Section shall cease upon the date of payment of what would have been the deceased Executive's fifteenth Retirement Benefit installment.

         2.5 CODE SECTION 162(M) LIMITATION. The preceding Sections of this Article notwithstanding, no Retirement Benefit shall be paid to the extent such payment, when added to all other remuneration provided to Executive by the Company or any affiliate, would result in any such amount being nondeductible under section 162(m) of the Code, and the payment of any such Retirement Benefit shall be deferred to the first subsequent year in which such payment may be both paid and fully deductible by the Company. In the event payment of a Retirement Benefit is deferred pursuant to this Section, such deferral shall not affect the time of payment or amount of any other installment of Executive's Retirement Benefit, unless such other payment is itself deferred pursuant to this Section.

                                      III.
                                  DEATH BENEFIT

         3.1 ENTITLEMENT TO DEATH BENEFIT. If Executive dies prior to his Retirement Date, a Death Benefit, calculated in accordance with Section 3.2, shall be paid under this Article III. If Executive dies on or after his Retirement Date, no Death Benefit shall be paid under the Plan, but Executive's Retirement Benefit shall cease or be paid in accordance with Section 2.4.

         3.2 DEATH BENEFIT. Executive's Death Benefit shall be an annual payment equal to Executive's Vested Interest in the greater of (1) or (2) below:

             (1) 2% of Executive's Final Average Pay, multiplied by
                 Executive's Years of Accrual Service (not to exceed 25 years);
                 or

             (2) $150,000.

         3.3 COMMENCEMENT AND DURATION OF DEATH BENEFIT. If Executive dies prior to his Retirement Date, then Executive's Death Benefit shall be paid to his Designated Beneficiary once each year for fifteen years. The first such annual payment shall be paid to Executive's Designated Beneficiary as soon as administratively practicable after Executive's death, and each subsequent annual payment shall be paid to Executive's Designated Beneficiary on each anniversary of Executive's death until the payment of fifteen annual Death Benefit payments. In the event of the




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death of a Designated Beneficiary prior to the payment of fifteen Death Benefit installments, such Designated Beneficiary's share of any remaining installments of Executive's Death Benefit shall be paid to such Designated Beneficiary's estate at the same time, in the same amount, and for the same period of time such Death Benefit would have been paid to such Designated Beneficiary had his or her death not occurred. All payments of Executive's Death Benefit pursuant to this Section shall cease upon the payment of the fifteenth installment of such Death Benefit.

                                       IV.
                             VESTING AND FORFEITURE

         4.1 VESTED INTEREST. Except as provided in Sections 4.2, 4.3, and 4.4, Executive shall acquire a Vested Interest in his Plan benefit according to the following schedule:

              Years of Vesting Service               Vested Interest
              ------------------------               ---------------
                    Less than 5                             0%
                     5 or more                            100%

         4.2 ACCELERATED VESTING UPON DEATH. Section 4.1 notwithstanding, in the event of Executive's death while he is employed by the Company Group, Executive shall acquire a 100% Vested Interest in his Plan benefit.

         4.3 ACCELERATED VESTING IN CONNECTION WITH A CHANGE IN CONTROL. Section
4.1 notwithstanding, Executive shall acquire a 100% Vested Interest in his Plan benefit upon (1) the occurrence of a Change in Control while Executive is employed by the Company Group, (2) the involuntary termination of Executive's employment with the Company Group by a member of the Company Group for a reason other than Cause within the six-month period ending on the date a Change in Control occurs, or (3) the termination or amendment of the Plan in a manner that is to the detriment of Executive (or anyone who would be entitled to benefits hereunder upon the death of Executive) without Executive's consent if the adoption date or effective date of such termination or amendment occurs within the six-month period ending on the date a Change in Control occurs.

         4.4 FORFEITURE UPON TERMINATION FOR CAUSE. In the event Executive's employment with the Company Group or any affiliate is terminated for Cause, all benefits payable under the Plan to Executive or his Designated Beneficiary shall be forfeited, and neither Executive nor his Designated Beneficiary shall be entitled to receive, or continue to receive, any benefit under the Plan.

                                       V.
                             ADMINISTRATION OF PLAN

         5.1 COMMITTEE ADMINISTRATION. The plan shall be administered by the Committee. The Committee shall supervise the administration of the Plan according to the terms and provisions hereof and shall have the sole discretionary authority and all of the powers necessary to accomplish these purposes, including, without limitation, the sole discretionary authority to interpret and construe all Plan terms and to make all factual determinations associated with the Plan. All such




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

interpretations, constructions, and determinations shall be final and binding upon Executive and all other persons. No member of the Committee shall be liable to Executive or any other person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own willful misconduct or lack of good faith.

         5.2 COMMITTEE APPOINTMENT, REMOVAL. Each member of the Committee shall be appointed and removed by and in the sole discretion of the Board and shall serve in accordance with applicable rules and procedures of the Board and the Committee.

                                       VI.
                             UNFUNDED NATURE OF PLAN

         6.1 "TOP HAT" PLAN. The Plan is intended to constitute an unfunded, unsecured plan of deferred compensation for a select group of management or highly compensated employees of the Company Group. Further, it is the intention of the Company that the Plan be unfunded for purposes of the Code and Title I of the Employee Retirement Income Security Act of 1974, as amended. The Plan constitutes a mere promise by the Company to make benefit payments in the future. Plan benefits hereunder provided are to be paid out of the Company's general assets, and Executive shall have the status of, and shall have no better status than, a general unsecured creditor of the Company.

         6.2 DISCRETIONARY ESTABLISHMENT OF RABBI TRUST. The Board, in its sole discretion, may select the Trustee, establish the Trust, and enter into the Trust Agreement with the Trustee. Any such Trust established by the Board, and any assets held by such Trust to assist the Company in meeting its obligations under the Plan, shall conform in all material respects to the terms of the model rabbi trust set forth in Revenue Procedure 92-64, 1992-2 C.B. 422. The Company may transfer money and/or other property to the Trustee, and the Trustee shall pay Plan benefits to Executive and his beneficiaries out of the Trust assets if such benefits are not paid by the Company. In the event the Trust is established, the Company shall remain the owner of all assets in the Trust, and the assets shall be subject to the claims of Company creditors in the event (and only in the event) the Company ever becomes Insolvent. Neither Executive nor any beneficiary of Executive shall have any preferred claim to, any security interest in, or any beneficial ownership interest in any assets of the Trust.

         6.3 INSOLVENCY OF COMPANY. The Board and the Chief Executive Officer of the Company shall each have the duty to inform the Trustee in writing if the Company becomes Insolvent. Such notice given under the preceding sentence by any one party shall satisfy each party's duty to give notice. When so informed, the Trustee shall suspend any payments to Executive or his Designated Beneficiary, as applicable, and hold the assets for the benefit of the Company's general creditors and shall determine within the period specified in the Trust Agreement, or, in the absence of a specified period, within a reasonable period of time, whether the Company is Insolvent. If the Trustee determines that the Company is not Insolvent, the Trustee shall (1) resume payments to Executive or his Designated Beneficiary, as applicable, and (2) make a payment to Executive or his Designated Beneficiary, as applicable, as soon as administratively feasible after such determination, in an aggregate amount equal to the difference between the payments that would have been made to such individual(s) by the Trustee but for this Section 6.3 and the aggregate payments actually made to such individual(s) by the Company pursuant to the Plan during any such period of




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

discontinuance (plus interest on such amount calculated at the prime rate as reported in The Wall Street Journal as of the date of such discontinuance from the time that such payment or payments were due until their actual payment).

                                      VII.
                            AMENDMENT AND TERMINATION

         7.1 AMENDMENT. The Board may, in its discretion, amend the Plan, in whole or in part, at any time; provided, however, that no amendment shall be made that would reduce the vested accrued benefit of Executive as of the later of the adoption date or effective date of such amendment.

         7.2 TERMINATION. The Board may, in its discretion, terminate the Plan, in whole or in part, at any time. In the event the Plan is terminated, notwithstanding any other provision of the Plan, the Board, in its discretion, may pay Executive his payable but unpaid vested accrued Retirement Benefit (or, in the case of Executive's death, Executive's Designated Beneficiary any payable but unpaid Death Benefit or Retirement Benefit) either in accordance with
Article II or III, as applicable, or in any other manner the Board deems appropriate, including, without limitation, a lump sum payment of the actuarial equivalent present value of such unpaid Retirement Benefit or Death Benefit, actuarially reduced to take into account any earlier time of payment. In determining actuarial equivalency for purposes of the preceding sentence, reasonable actuarial assumptions shall be used, and the actuarial calculation shall be made by an actuary selected by and in the discretion of the Board and agreed to by Executive or his Designated Beneficiary, as applicable.

                                      VIII.
                                  MISCELLANEOUS

         8.1 DESIGNATION OF BENEFICIARIES. Executive shall have the right to designate the beneficiary or beneficiaries to receive payment of his benefit in the event of his death. Each such designation shall be made in writing filed with the Committee by Executive. Any such designation may be changed at any time by Executive by execution and filing of a new designation in accordance with this Section. If no beneficiary designation is on file with the Committee at the time of the death of Executive or if such designation is not effective for any reason as determined by the Committee, the designated beneficiary or beneficiaries to receive such death benefit shall be as follows:

             (1) If Executive leaves a surviving spouse, his designated beneficiary  shall be such surviving spouse; and

             (2) If Executive leaves no surviving spouse, his designated beneficiary shall be (A) Executive's executor or administrator or (B) his heirs at law if there is no administration of Executive's estate.

Notwithstanding the preceding provisions of this Section and to the extent not prohibited by state or federal law, if Executive is divorced from his spouse and at the time of his death is not remarried to the person from whom he was divorced, any designation of such divorced spouse as his beneficiary under the Plan filed prior to the divorce shall be null and void unless the contrary is expressly stated in writing filed with the Committee by Executive. The interest of such divorced spouse failing hereunder shall vest in the persons specified in the preceding provisions of this Section as if such divorced spouse was not designated as a beneficiary by Executive.

         8.2 NO ASSIGNMENT OR ALIENATION. The interest of Executive in the Plan or of his Designated Beneficiary hereunder may not be anticipated, sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void. The benefits provided hereunder shall not be liable for, or subject to the debts, contracts, liabilities, engagements, or torts of, any person to whom such benefits are payable, nor shall they be subject to garnishment, attachment, or other legal or equitable process, nor shall they be an asset of the bankrupt's estate in bankruptcy.

         8.3 NO CONTRACT OF EMPLOYMENT. Nothing contained in the Plan or in the adoption of the Plan shall confer on Executive the right to continued employment with the Company Group or any affiliate or affect in any way the right of the Company Group to terminate the employment or services of Executive at any time. Nothing contained in the Plan shall be construed to affect the provisions of any other plan maintained by the Company Group or shall prevent the Company Group from adopting or continuing in effect other or additional compensation arrangements affecting Executive.

         8.4 BINDING EFFECT. The Plan shall be binding upon, and inure to the benefit of, the Company, its successors, and assigns, and Executive and his respective heirs, executors, administrators, and legal representatives.

         8.5 SEVERABILITY. In case any provision of the Plan is determined by a court of competent jurisdiction to be illegal, invalid, or unenforceable for any reason, such illegal, invalid, or unenforceable provision shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal, invalid, or unenforceable provision had not been included therein.

         8.6 JURISDICTION. Except to the extent federal law applies and preempts state law, the Plan shall be construed, enforced, and administered according to the laws of the state of Texas, excluding any conflict-of-law rule or principle that might refer construction of the Plan to the laws of another state or country. In the event of litigation relating to the Plan, such litigation shall be brought in state or federal court residing in Houston, Harris County, Texas, and the Company and Executive (or persons claiming rights of or through Executive) irrevocably appoints the Secretary of State for the state of Texas as agent for receipt of service of process in connection with such litigation.

         8.7 WITHHOLDING. All benefit payments provided for hereunder shall be subject to applicable withholding and other deductions as shall be required under applicable local, state, or federal law.





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

         EXECUTED on this _____ day of ______________________, 1999.


                              CORE LABORATORIES N.V.



                              By:
                                Jacobus Schouten
                                Managing Director of
                                Core Laboratories  International  B.V. which
                                is  the  sole  managing   director  of  Core
                                Laboratories N.V.





                              MONTY L. DAVIS




                              ------------------------------------------------



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